September 20, 1996

Mr. Richard Janda
Vice President
The Fuji Bank, Limited
2 World Trade Center, 79th Floor
New York, NY 10048

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND THE FUJI BANK, LIMITED, NY BRANCH

Dear Richard:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and The Fuji Bank Limited, New York Branch dated September 30, 1992 and effective as of December 16, 1992 (the "Agreement"). Section
2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.

                         Sincerely,

                           Alan M. Forster
                           Vice President & Treasurer

ACCEPTED & AGREED
THE FUJI BANK LIMITED, NY BRANCH

Massa Kobayashi
Vice President and Manager
Corporate Finance Originations

Date: 11/13/96

cc:       Mr. Kenneth E. Dutcher
          Ms. Barbara S. Gmora
          Ms. Regina E. Dooley